Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS
301 Carlson Parkway ¡ Suite 400 ¡ Minnetonka, MN 55305 ¡ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS FOURTH QUARTER RESULTS

MINNETONKA, March 24 — Michael Foods, Inc. today reported financial results for the fourth quarter of 2008. Net earnings for the quarter ended January 3, 2009 were $13.3 million, compared to $12.7 million in 2007. Net sales for the quarter ended January 3, 2009 were $484.3 million, compared to $410.8 million in 2007, an increase of 18%. Net earnings for the year ended January 3, 2009 were $46.9 million, compared to $27.6 million in 2007. Net sales for the year ended January 3, 2009 were $1,804.4 million, compared to $1,467.8 million in 2007, an increase of 23%. 2008 was a 53-week year, the additional week contributed to approximately 5% of the net sales percent increase for the quarter ended January 3, 2009 and contributed approximately 1% of the net sales percent increase for the year ended January 3, 2009.

Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined in our senior credit facility) for the quarter ended January 3, 2009 were $54.2 million, compared to $51.5 million in 2007, an increase of 5%. EBITDA for the year ended January 3, 2009 was $200.0 million, compared to $175.9 million in 2007, an increase of 14%. We use EBITDA as a measurement of our financial results because we believe it is indicative of the relative strength of our operating performance; EBITDA is used to determine incentive compensation levels and it is a key measurement contained in the financial covenants of our senior credit facility.

Commenting on the results, Chief Executive Officer and President David S. Johnson said, “Once again we experienced growth in our EBITDA due to our balanced portfolio of businesses. Our fourth quarter EBITDA growth was mainly driven by Crystal Farms’ results, offsetting an increase in SG&A costs due to performance-based incentive compensation. Crystal Farms realized significant sales growth in branded and private-label cheese and was able to adjust pricing to better match cheese costs. Our food ingredient and retail liquid egg products contributed to the egg products division’s quarterly EBITDA growth, which was partially offset by retail shell egg declines and slowing foodservice volumes as a result of the economic environment.”

Johnson added, “For the year, egg products EBITDA results were strong due to the food ingredient and retail businesses. As already noted, Crystal Farms also ended the year with excellent results, reflecting strong volume growth and a better cost environment. The potato products results were generally disappointing, with softer foodservice volumes seen late in the year and higher raw material and operating costs.”

Johnson concluded, “We did convert our EBITDA performance into strong free cash flows through effective management of our capital and working capital expenditures.”

Unaudited segment data follows (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Quarter ended January 3, 2009:
External net sales	$326,197	$35,200	$122,906	$—	$484,303
Net earnings	10,250	1,941	4,425	(3,288)	13,328
EBITDA*	42,299	5,959	9,228	(3,296)	54,190

Quarter ended December 29, 2007:
External net sales	$275,358	$32,424	$102,995	$—	$410,777
Net earnings	15,329	4,235	1,776	(8,628)	12,712
EBITDA*	40,706	8,245	4,172	(1,664)	51,459

Year ended January 3, 2009:
External net sales	$1,265,641	$125,059	$413,673	$—	$1,804,373
Net earnings	57,858	7,894	10,115	(28,989)	46,878
EBITDA*	170,184	20,575	21,822	(12,565)	200,016

Year ended December 29, 2007:
External net sales	$1,014,588	$119,033	$334,141	$—	$1,467,762
Net earnings	44,388	11,940	7,089	(35,852)	27,565
EBITDA*	142,023	25,181	15,895	(7,191)	175,908

*	As defined in our senior credit facility.

We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles our net earnings to EBITDA for the quarter ended January 3, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$10,250	$1,941	$4,425	$(3,288)	$13,328
Interest expense, excluding amortization of debt issuance costs	293	—	—	8,462	8,755
Amortization of debt issuance costs	—	—	—	960	960
Income tax expense (benefit)	7,539	1,837	3,320	(7,256)	5,440
Depreciation and amortization	17,372	1,829	1,160	—	20,361
Equity sponsor management fee	—	—	—	610	610
Industrial revenue bonds related expenses	243	—	—	—	243
Other	2,588	352	323	(2,784)	479

	38,285	5,959	9,228	(3,296)	50,176
Plus:
Unrealized losses on swap contracts	4,014	—	—	—	4,014

EBITDA (as defined in our senior credit facility)	$42,299	$5,959	$9,228	$(3,296)	$54,190

The following table reconciles our net earnings to EBITDA for the quarter ended December 29, 2007 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$15,329	$4,235	$1,776	$(8,628)	$12,712
Interest expense, excluding amortization of debt issuance costs	(16)	—	—	11,861	11,845
Amortization of debt issuance costs	—	—	—	1,444	1,444
Income tax expense (benefit)	8,796	2,518	1,122	(5,460)	6,976
Depreciation and amortization	15,377	1,356	1,137	2	17,872
Equity sponsor management fee	—	—	—	435	435
Industrial revenue bonds related expenses	246	—	—	—	246
Other	1,418	136	137	(1,318)	373

	41,150	8,245	4,172	(1,664)	51,903
Minus:
Unrealized gains on swap contracts	444	—	—	—	444

EBITDA (as defined in our senior credit facility)	$40,706	$8,245	$4,172	$(1,664)	$51,459

The following table reconciles our net earnings to EBITDA for the year ended January 3, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$57,858	$7,894	$10,115	$(28,989)	$46,878
Interest expense, excluding amortization of debt issuance costs	1,460	—	—	35,817	37,277
Amortization of debt issuance costs	—	—	—	3,824	3,824
Income tax expense (benefit)	27,836	4,823	6,180	(17,710)	21,129
Depreciation and amortization	65,907	6,856	4,555	3	77,321
Equity sponsor management fee	—	—	—	2,000	2,000
Industrial revenue bonds related expenses	976	—	—	—	976
Other	8,298	1,002	972	(7,510)	2,762

	162,335	20,575	21,822	(12,565)	192,167
Plus:
Unrealized losses on swap contracts	7,849	—	—	—	7,849

EBITDA (as defined in our senior credit facility)	$170,184	$20,575	$21,822	$(12,565)	$200,016

The following table reconciles our net earnings to EBITDA for the year ended December 29, 2007 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$44,388	$11,940	$7,089	$(35,852)	$27,565
Interest expense, excluding amortization of debt issuance costs	276	—	—	47,814	48,090
Amortization of debt issuance costs	—	—	—	4,435	4,435
Income tax expense (benefit)	24,390	6,387	3,792	(19,178)	15,391
Depreciation and amortization	64,392	6,240	4,401	10	75,043
Equity sponsor management fee	—	—	—	1,759	1,759
Industrial revenue bonds related expenses	987	—	—	—	987
Other	8,083	614	613	(6,179)	3,131

	142,516	25,181	15,895	(7,191)	176,401
Minus:
Unrealized gains on swap contracts	493	—	—	—	493

EBITDA (as defined in our senior credit facility)	$142,023	$25,181	$15,895	$(7,191)	$175,908

Michael Foods, Inc., based in Minnetonka, MN, is a multinational producer and distributor of food products to the foodservice, retail and food-ingredient markets. Its principal products are specialty egg products, refrigerated potato products, cheese and other dairy products.

Consolidated statements of earnings are as follows:

Michael Foods, Inc.

Consolidated Statements of Earnings

(in thousands)

	Quarter ended		Year ended
	January 3, 2009	December 29, 2007	January 3, 2009	December 29, 2007
	(Unaudited)
Net sales	$484,303	$410,777	$1,804,373	$1,467,762
Cost of sales	412,529	342,296	1,528,420	1,223,416

Gross profit	71,774	68,481	275,953	244,346
Selling, general & administrative	43,118	35,712	165,938	147,375
Plant closing expenses	—	—	—	1,525

Operating profit	28,656	32,769	110,015	95,446
Interest expense, net	9,888	13,081	42,008	52,490

Earnings before income taxes	18,768	19,688	68,007	42,956
Income tax expense	5,440	6,976	21,129	15,391

Net earnings	$13,328	$12,712	$46,878	$27,565

	January 3, 2009	December 29, 2007
Selected Balance Sheet Information:
Cash and equivalents	$78,054	$30,077

Accrued interest	$4,537	$6,276

Total debt, including current maturities	$597,384	$601,783

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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3-24-09